SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2004

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 2.   Disposition of Assets.

        On April 1, 2004, CIGNA Corporation (“CIGNA”) completed the sale of its retirement benefits business to Prudential Financial, Inc. for $2.1 billion in cash. This transaction is primarily in the form of a reinsurance arrangement and, as a result, the majority of the gain on sale will be deferred and amortized over future periods in results of continuing operations. The Stock Purchase and Asset Transfer Agreement for the sale and the amendments thereto are attached as exhibits.

Item 7.   Financial Statements and Exhibits.

        (b)   Pro Forma Financial Information

        The following unaudited Pro Forma Income Statement for the year ended December 31, 2003 along with the unaudited Pro Forma Condensed Balance Sheet as of December 31, 2003 are based on the historical results of operations and financial condition of CIGNA, adjusted to give effect to the sale of CIGNA’s retirement benefits business. The Pro Forma Income Statement has been prepared assuming the sale occurred as of January 1, 2003. The Pro Forma Condensed Balance Sheet has been prepared assuming that the sale occurred as of December 31, 2003.

        The Pro Forma Financial Information is not necessarily indicative of the results of operations or financial condition that would have been reported had such event occurred on the dates specified, nor is it indicative of CIGNA’s future results of operations or financial condition. These statements should be read in conjunction with the historical consolidated financial statements of CIGNA, including the notes thereto, in CIGNA’s Form 10-K for the year ended December 31, 2003.

CIGNA CORPORATION
PRO FORMA INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2003
(In millions, except share and per share amounts)
(Unaudited)

	CIGNA CORPORATION	PRO FORMA ADJUSTMENTS (A)	PRO FORMA
Revenues
Premiums and fees	$15,441	$(272)	$15,169
Net investment income	2,594	(1,411)	1,183
Other revenues	622	126	748
Realized investment gains	151	(49)	102

Total revenues	18,808	(1,606)	17,202

Benefits, Losses and Expenses
Benefits, losses and expenses	12,220	(920)	11,300
Policy acquisition expenses	241	(23)	218
Other operating expenses	5,444	(293)	5,151

Total benefits, losses and expenses	17,905	(1,236)	16,669

Income from Continuing Operations
Before Income Taxes	903	(370)	533

Income taxes (benefits)
Current	96	43	139
Deferred	187	(158)	29

Total taxes	283	(115)	168

Income from Continuing Operations	$620	$(255)	$365

Earnings Per Share:
Basic	$4.44		$2.61

Diluted	$4.41		$2.60

Weighted average shares (in thousands)
Basic	139,747		139,747

Diluted	140,606		140,606

CIGNA CORPORATION
Explanatory Note to Pro Forma Income Statement Adjustments

(A)	These adjustments reflect the elimination of revenues and expenses of the retirement benefits business sold.

Note: See Explanatory Notes to Pro Forma Balance Sheet adjustments for a discussion on the form of the sale agreement and future implications to the income statement.

CIGNA CORPORATION
PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2003
(In millions, except per share amounts)
(Unaudited)

	CIGNA CORPORATION	PRO FORMA ADJUSTMENTS		PRO FORMA
ASSETS
Total investments	$39,658	$(17,181)	(A)	$22,477
Cash and cash equivalents	1,392	2,097	(C)	3,489
Accrued investment income	468	(1)	(A)	467
Premiums, accounts and notes receivable	3,026	(5)	(A)	3,021
Reinsurance recoverables	6,395	15,804	(B)	22,199
Deferred policy acquisition costs	580	(145)	(A)	435
Property and equipment	973	(21)	(A)	952
Deferred income taxes	1,001	532	(D)	1,533
Other assets	1,620	(2)	(A)	1,618
Goodwill and other intangibles	447	-		447
Separate account assets	35,393	(27)	(A)	35,366

Total assets	$90,953	$1,051		$92,004

LIABILITIES
Contractholder deposit funds	$26,979	(134)	(B)	$26,845
Unpaid claims and claim expenses	4,708	-		4,708
Future policy benefits	11,545	-		11,545
Unearned premiums	326	-		326

Total insurance and contractholder liabilities	43,558	(134)		43,424
Accounts payable, accrued expenses and other liabilities	5,983	1,401	(A)(E)	7,384
Short-term debt	-	-		-
Long-term debt	1,500	-		1,500
Separate account liabilities	35,393	(27)	(A)	35,366

Total liabilities	86,434	1,240		87,674

SHAREHOLDERS' EQUITY
Common stock (par value, $0.25; shares issued, 275)	69	-		69
Additional paid-in capital	3,279	-		3,279
Accumulated other comprehensive income	(54)	(219)	(F)	(273)
Retained earnings	9,782	30	(G)	9,812
Less treasury stock, at cost	(8,557)	-		(8,557)

Total shareholders' equity	4,519	(189)		4,330

Total liabilities and shareholders' equity	$90,953	$1,051		$92,004

CIGNA CORPORATION
Explanatory Notes to Pro Forma Condensed Balance Sheet Adjustments

(A)	These adjustments primarily reflect the elimination of the assets and liabilities of the retirement benefits business sold, adjusted to include accruals of estimated costs associated with the sale.

(B)

Since the transaction is primarily in the form of a reinsurance arrangement, CIGNA retains substantially all of the contractholder deposit fund liability of the sold retirement benefits business but records a reinsurance recoverable.

(C)	CIGNA received $2.1 billion in cash upon closing of the sale of its retirement benefits business.

(D)

The adjustment to the deferred tax asset primarily reflects the elimination of the deferred tax liability associated with unrealized appreciation on investments and an increase associated with the deferred gain on the sale.

(E)	Includes pre-tax deferred gain on the sale (see note (G) below) as well as current taxes payable as a result of the sale.

(F)	Reflects the elimination of unrealized appreciation on investments related to the retirement benefits business.

(G)

Reflects the estimated after-tax gain recognized at the time of the sale. Since this transaction is primarily in the form of a reinsurance arrangement, a significant portion of the gain on the sale is initially deferred and will be amortized at the rate that earnings from the sold business would have been expected to emerge.

Using December 31, 2003 data, the estimated gain on the sale is as follows (in millions):

	Pre-tax	After-tax

Immediately recognized (included in Retained earnings)	$50	$30
Deferred (included in Accounts payable, accrued expenses and other liabilities)	750	490

Total	$800	$520

The actual gain to be reported in continuing operations in CIGNA’s income statement for the second quarter ended June 30, 2004, is subject to change pending final determination of the net assets of the retirement benefits business, transaction costs and other adjustments.

In addition, the gain will be impacted by the adoption in the first quarter of 2004 of Statement of Position 03-01, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.” CIGNA expects that the gain will increase by approximately $135 million after-tax as a result of increases in liabilities resulting from this new pronouncement. CIGNA will also record a related cumulative effect adjustment in the income statement of approximately $135 million after-tax.

Furthermore, a portion of the reinsurance liabilities may be impacted by changes in the values of related invested assets as a result of derivatives accounting requirements. These changes, which may be material to net income and possibly shareholders' equity, may be recognized through 2006.

Because of its nonrecurring nature, the gain amount has not been presented in the pro forma income statement.

        (c)   Exhibits.

        The exhibits accompanying this report are listed in the Index to Exhibits below.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: April 16, 2004	By:	/s/ Michael W. Bell
Michael W. Bell Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description	Method of Filing

2.1	Stock Purchase and Asset
Transfer Agreement by and
among CIGNA Corporation,
Connecticut General Life Insurance
Company, Connecticut General
Corporation, CIGNA Holdings, Inc.,
and Prudential Financial, Inc., dated
as of November 17, 2003 (the "Stock
	Purchase and Asset Transfer Agreement").*	Filed herewith.

2.2	Amendment No. 1 to the Stock Purchase and Asset Transfer Agreement, dated as of February 2, 2004.	Filed herewith.

2.3	Amendment No. 2 to the Stock Purchase and Asset Transfer Agreement, dated as of February 20, 2004.	Filed herewith.

2.4	Amendment No. 3 to the Stock Purchase and Asset Transfer Agreement, dated as of February 20, 2004.	Filed herewith.

2.5	Amendment No. 4 to the Stock Purchase and Asset Transfer Agreement, dated as of March 18, 2004.	Filed herewith.

2.6	Amendment No. 5 to the Stock Purchase and Asset Transfer Agreement, dated as of March 25, 2004.*	Filed herewith.

2.7	Amendment No. 6 to the Stock Purchase and Asset Transfer Agreement, dated as of March 29, 2004.	Filed herewith.

2.8	Amendment No. 7 to the Stock Purchase and Asset Transfer Agreement, dated as of March 31, 2004.	Filed herewith.

*

Exhibits and schedules to the Agreement and the schedule to Amendment No. 5 are omitted. The registrant agrees to furnish supplementally a copy of any exhibit or schedule to the Securities and Exchange Commission upon request.